UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 19, 2026

JPMorgan Chase & Co.
(Exact name of registrant as specified in its charter)

Delaware		1-5805	13-2624428
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. employer identification no.)

270 Park Avenue,
New York,	New York		10017
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (212) 270-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	JPM	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 5.75% Non-Cumulative Preferred Stock, Series DD	JPM PR D	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 6.00% Non-Cumulative Preferred Stock, Series EE	JPM PR C	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 4.75% Non-Cumulative Preferred Stock, Series GG	JPM PR J	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 4.55% Non-Cumulative Preferred Stock, Series JJ	JPM PR K	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 4.625% Non-Cumulative Preferred Stock, Series LL	JPM PR L	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 4.20% Non-Cumulative Preferred Stock, Series MM	JPM PR M	The New York Stock Exchange
Guarantee of Callable Fixed Rate Notes due June 10, 2032 of JPMorgan Chase Financial Company LLC	JPM/32	The New York Stock Exchange
Guarantee of Alerian MLP Index ETNs due January 28, 2044 of JPMorgan Chase Financial Company LLC	AMJB	NYSE Arca, Inc.
Guarantee of Inverse VIX Short-Term Futures ETNs due March 22, 2045 of JPMorgan Chase Financial Company LLC	VYLD	NYSE Arca, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
(a) Registrant held its Annual Meeting of Shareholders on Tuesday, May 19, 2026; 2,284,422,677 shares were represented in person or by proxy, or 85.17% of the total shares outstanding.
(b) The results of the shareholder voting on the proposals presented were as follows:

MANAGEMENT PROPOSALS
Proposal 1 - Shareholders elected the 11 director nominees named in the Proxy Statement. All director nominees received at least 92.37% of the votes cast.

Name	For	Against	Abstain	Broker Non-Votes
Linda B. Bammann	1,844,888,539	79,675,158	3,564,611	356,294,369
Michele G. Buck	1,900,015,219	23,196,405	4,916,684	356,294,369
Stephen B. Burke	1,777,524,386	146,840,690	3,763,232	356,294,369
Alicia Boler Davis	1,915,243,359	8,999,665	3,885,284	356,294,369
James Dimon	1,822,400,666	98,992,842	6,734,800	356,294,369
Alex Gorsky	1,898,772,487	25,619,297	3,736,524	356,294,369
Mellody Hobson	1,903,661,236	20,811,265	3,655,807	356,294,369
Phebe N. Novakovic	1,905,508,113	18,825,812	3,794,383	356,294,369
Virginia M. Rometty	1,840,528,709	83,734,632	3,864,967	356,294,369
Brad D. Smith	1,916,788,631	7,317,550	4,022,127	356,294,369
Mark A. Weinberger	1,896,355,120	27,971,899	3,801,289	356,294,369
Proposal 2 - Shareholders approved the advisory resolution to approve executive compensation.

For	Against	Abstain	Broker Non-Votes
1,780,600,132	139,352,420	8,175,756	356,294,369
92.35%	7.23%	0.42%
Proposal 3 - Shareholders ratified the appointment of PricewaterhouseCoopers LLP as Registrant's independent registered public accounting firm for 2026.

For	Against	Abstain	Broker Non-Votes
2,119,761,224	159,793,471	4,867,982	N/A
92.79%	7.00%	0.21%
SHAREHOLDER PROPOSALS
Proposal 4 - Shareholders did not approve the proposal for a report on congruence of security, resiliency, and climate initiatives.

For	Against	Abstain	Broker Non-Votes
22,730,044	1,879,975,355	25,422,909	356,294,369
1.18%	97.50%	1.32%

Proposal 5 - Shareholders did not approve the proposal on independent board chairman.

For	Against	Abstain	Broker Non-Votes
677,058,990	1,234,913,800	16,155,518	356,294,369
35.11%	64.05%	0.84%
Proposal 6 - Shareholders did not approve the proposal on lobbying alignment.

For	Against	Abstain	Broker Non-Votes
254,439,951	1,646,771,508	26,916,849	356,294,369
13.20%	85.41%	1.39%
Proposal 7 - Shareholders did not approve the proposal on sustainability ROI report.

For	Against	Abstain	Broker Non-Votes
31,910,197	1,868,643,974	27,574,137	356,294,369
1.65%	96.92%	1.43%
Item 9.01 Financial Statements and Exhibits

(d)    Exhibit

Exhibit No.	Description of Exhibit

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMorgan Chase & Co.
(Registrant)

By:	/s/ Reid R. Broda
Reid R. Broda
Corporate Secretary

Dated:	May 21, 2026
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